UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2006
Date of report (Date of earliest event reported)

Arete Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	3-16820-D	84-1508638
(State of Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification)

P. O. Box 141, Westminster, CO 80032
(Address of principal executive offices, including zip code)

(303) 652-3113
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

  Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule

On August 23, 2006 Arete Industries, Inc. received a notice from NASD regarding not current filing under Rule 6530(c) The notice stated that because of the late filing of the Company’s form 10QSB for June 30, 2006 the Company is no longer eligible for trading on the OTC Bulletin Board (“OTCBB”) would be removed effective August 29, 2006. The Company filed the 10QSB for June 30, 2006 on August 22, 2006. On August 24, 2006 the Company paid the NASD $4,000.and filed an appeal as allowed under Rule 6530 and on August 25, 2006 was granted a hearing before a panel of the NASD Board of Governors on September 6, 2006 between 2:00 p.m. and 3:00 p.m. Eastern Time. The hearing provides for the Company to explain why it was late in its filings, what it will do in the future to not file late and consider any other relevant information necessary to make a determination. The letter further stated that no further action would be taken by the NASD regarding the listing until after the hearing and that the panel generally renders a decision within several days after the hearing.

As a part of the information for the hearing, the Company will present its reasons surrounding the late filing of 2006, how they have improved their ability file timely and their current business plan forward.

Section 9. Financial Statements and Exhibits

  Item 9.01  Financial Statements and Exhibits

    N/A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.
Date: August 29, 2006	By:	/s/ Charles L. Gamber
	Name:	Charles L. Gamber
	Title:	C E O and Director